EXHIBIT 10.330

FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT dated as of November 8, 2013 (this “Agreement”), is entered into by and among LITTLE ROCK HC&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company (the “Borrower”), ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (“AdCare”), LITTLE ROCK HC&R NURSING, LLC, a Georgia limited liability company (the “Operator”) (AdCare and the Operator being sometimes referred to herein collectively as the “Guarantors”) (Borrower and the Guarantors being sometimes referred to herein collectively as the “Borrower/Guarantor Parties”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).
RECITALS

A.    The Borrower/Guarantor Parties and Lender heretofore entered into the following documents:
(i)    Loan Agreement dated as of March 30, 2012 (the “Loan Agreement”), by and among Borrower, Northridge HC&R Property Holdings, LLC, a Georgia limited liability company (“Northridge”), Woodland Hills HC Property Holdings, LLC, a Georgia limited liability company (“Woodland”) and the Lender. Northridge and Woodland were released from their respective obligations under the Loan Agreement and the other Documents pursuant to the “Second Modification” (as defined below).
(ii)    Promissory Note A dated March 30, 2012 (the “Note”), from the Borrower to the Lender in the principal amount of $13,664,956, which, along with Note B and Note C described below, replaced the Promissory Note dated March 30, 2012 (the “Original Note”), from the Borrower, Northridge and Woodland to the Lender in the principal amount of $21,800,000.
(iii)    Promissory Note B dated March 30, 2012 (“Note B”), from Northridge to the Lender in the principal amount of $4,507,038, which, along with the Note and Note C described below, replaced the Original Note, and which Note B was repaid in full pursuant to the Second Modification.
(iv)    Promissory Note C dated March 30, 2012 (“Note C”), from Woodlands to the Lender in the principal amount of $3,628,006, which, along with the Note and Note B, replaced the Original Note, and which Note C was repaid in full pursuant to the Second Modification.
(v)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (the “Mortgage”), by the Borrower to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019925.
(vi)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (“Mortgage 2”), by Northridge to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019978, and which Mortgage 2 was released pursuant to the Second Modification.
(vii)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of April 1, 2012 (“Mortgage 3”), by Woodlands to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019971, and which Mortgage 3 was released pursuant to the Second Modification.

(viii)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (the “Assignment of Rents”), by the Borrower to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019926.
(ix)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (“Assignment of Rents 2”), by Northridge to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019979, and which Assignment of Rents 2 was released pursuant to the Second Modification.
(x)    Absolute Assignment of Rents and Leases dated as of April 1, 2012 (“Assignment of Rents 3”), by Woodlands to and for the benefit of the Lender, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on April 5, 2012, as Document No. 2012019972, and which Assignment of Rents 3 was released pursuant to the Second Modification.
(xi)    Environmental Indemnity Agreement dated as of March 30, 2012 (the “Indemnity Agreement”), by the Borrower, Northridge, Woodlands, the Guarantors, Northridge HC&R Nursing, LLC, a Georgia limited liability company (the “Northridge Operator”), and Woodland Hills HC Nursing, LLC, a Georgia limited liability company (the “Woodland Operator”), to and for the benefit of the Lender, with the Northridge, Woodland, the Northridge Operator and the Woodland Operator being released from their respective obligations under the Indemnity Agreement pursuant to the Second Modification.
(xii)    Guaranty of Payment and Performance dated as of March 30, 2012 (the “Guaranty”), by the Guarantors, the Northridge Operator and the Woodlands Operator to and for the benefit of the Lender, with the Northridge Operator and the Woodland Operator being released from their respective obligations under the Guaranty pursuant to the Second Modification.
B.    The Loan Agreement, the Note, the Mortgage, the Assignment of Rents, the Indemnity Agreement and the Guaranty are referred to herein as the “Documents”.
C.    The Documents were previously modified and amended by the following documents (the “Previous Modifications”): (i) the Modification Agreement dated as of June 15, 2012, but effective as of March 30, 2012 (the “Modification”), by and among the Borrower/Guarantor Parties, the Lender and other parties, recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on June 22, 2012, as Document No. 2012038003, (ii) the Second Modification Agreement dated as of December 28, 2012 (the “Second Modification”), by and among the Borrower/Guarantor Parties, the Lender and other parties, a Memorandum of which Second Modification Agreement was recorded in the Official Records of Larry Crane, Pulaski County Circuit/County Clerk, on January 4, 2013, as Document No. 2013001265, and (iii) the Third Modification Agreement dated as of June 26, 2013 (the “Third Modification”), by and among the Borrower/Guarantor Parties, the Lender and other parties.
D.    The Documents, as modified and amended by the Previous Modifications, encumber the real estate described in Exhibit A attached hereto and the personal property located thereon.
E.    The parties desire to make certain modifications and amendments to the Documents, as modified and amended by the Previous Modifications, as more fully provided for herein, all as modifications, amendments and continuations of, but not as novations of, the Documents.

AGREEMENTS

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.    Recitals Part of Agreement; Defined Terms; References to Documents.
(a)    The foregoing Recitals are hereby incorporated into and made a part of this Agreement.
(b)    All capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement.
(c)    Except as otherwise stated herein, all references in this Agreement to any one or more of the Documents shall be deemed to include the previous modifications and amendments to the Documents provided for in the Previous Modifications, whether or not express reference is made to such previous modifications and amendments.
Section 2.    Reduction of Loan Amount; Payment on Loan on Date of Agreement.
(a)    On the date of this Agreement, prior to the payment referred to below in this Section, the principal balance outstanding on the Loan and the Note is $13,664,956. The amount of the Loan and the Note are hereby reduced from $13,664,956 to $11,874,211.11. Without limitation on the generality of the foregoing provisions of this paragraph, the amount “$13,664,956” is hereby changed to “$11,874,211.11” each time it appears in the Documents in reference to the amount of the Loan and the Note, including, without limitation, in the definition of the term “Loan Amount” in Section 1.1 of the Loan Agreement, in the upper left hand corner of page 1 of the Note, in Section 1 of the Note, and in Recital paragraph A in each of the Mortgage, the Assignment of Rents, the Indemnity Agreement and the Guaranty, each as modified and amended by the Previous Modification.
(b)    On the date of this Agreement, and as a condition precedent to the agreements of Lender contained in this Agreement, Borrower shall make a payment on the principal of the Loan and the Note in the amount of $1,790,744.89 so as to cause the principal balance outstanding on the Loan and the Note not to exceed the new $11,874,211.11 amount of the Loan and Note. No portion of such payment may be borrowed again.
(c)    All of the Documents, as modified and amended by the Previous Modifications, are hereby modified and amended to incorporate the foregoing provisions of this Section.
Section 3.    Release and Elimination of Collateral Account.
(a)    The provisions in the Documents for the Collateral Account are hereby eliminated and all of the Documents are hereby modified and amended accordingly. Without limitation on the foregoing provisions of this paragraph --
(i)    The defined term “Collateral Account” is hereby deleted from Section 1.1 of the Loan Agreement, as modified and amended by the Previous Modifications; and
(ii)    Section 3.4 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby deleted.

(b)    On the date of this Agreement, Lender shall release the amount on deposit in the previously existing Collateral Account to the Borrower, which amount the parties acknowledge to be $1,349,950.82. The Borrower shall use such amount on deposit in the previously existing Collateral Account as a part of the payment on the principal of the Loan and the Note which is required by Section 2(b) of this Agreement.
Section 4.    Release and Elimination of Sinking Fund Account.
(a)    The provisions in the Documents for the Sinking Fund Account are hereby eliminated and all of the Documents are hereby modified and amended accordingly. Without limitation on the foregoing provisions of this paragraph --
(i)    The defined term “Sinking Fund Account” is hereby deleted from Section 1.1 of the Loan Agreement, as modified and amended by the Previous Modifications;
(ii)    Section 3.6 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby deleted; and
(iii)    Section 10.1(a) of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows:
(a)    Borrower fails to pay (i) any installment of principal or interest payable pursuant to the Note on the date when due, or (ii) any other amount payable to Lender under the Note, this Agreement or any of the other Loan Documents when any such payment is due in accordance with the terms hereof or thereof;
(b)    Section 5(a) the Note, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows:
(a)    the failure by Borrower to pay (i) any installment of principal or interest payable pursuant to this Note on the date when due, or (ii) any other amount payable to Lender under this Note, the Loan Agreement, the Mortgage or any of the other Loan Documents on the date when any such payment is due in accordance with the terms hereof or thereof; or
(c)    On the date of this Agreement, the Lender shall release the amount on deposit in the previously existing Sinking Fund Account to the Borrower, which amount the parties acknowledge to be $440,794.07. The Borrower shall use such amount on deposit in the previously existing Sinking Fund Account as a part of the payment on the principal of the Loan and the Note which is required by Section 2(b) of this Agreement.
Section 5.    Change in Principal Payment Provisions. Section 3.1(b) of the Note, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective as of the date of this Agreement, with the existing Section 3.1(b) of the Note to continue to be effective for periods prior to the date of this Agreement:
(b)    On the first day of December, 2013, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, in addition to accrued interest on this Note payable as provided in paragraph (a) above, a payment of principal on this Note shall be due and payable in the amount $19,000.
Section 6.    Debt Service Reserve Account.
(a)    The following new defined term is hereby added to Section 1.1 of the Loan Agreement:

Debt Service Reserve Account: The account so designated that is provided for in Section 3.7 of this Agreement.
(b)    The following new Section 3.7 is hereby added to the Loan Agreement:
3.7    Debt Service Reserve Account.
(a)    Borrower shall establish and maintain a cash collateral account in the name of Borrower held by Lender to be known as the “Debt Service Reserve Account”. The Debt Service Reserve Account shall be held as additional security for the payment and performance of all of the obligations of Borrower under this Agreement and the other Loan Documents, and Borrower hereby pledges and assigns to Lender, and grants to Lender a first lien on and a first priority security interest in, the Debt Service Reserve Account, all cash and investments from time to time on deposit in the Debt Service Reserve Account, and all proceeds of all of the foregoing. Amounts on deposit in the Debt Service Reserve Account shall be held in an interest bearing account at Lender. Earnings on amounts held in the Debt Service Reserve Account shall be added to the Debt Service Reserve Account. On November 8, 2013, Borrower shall deposit the sum of $942,000 into the Debt Service Reserve Account.
(b)    When both of the following conditions have been satisfied, the amount on deposit in the Debt Service Reserve Account shall be reduced to $471,000, and Borrower shall be entitled to withdraw from the Debt Service Reserve Account any amount on deposit therein in excess of $471,000. The conditions referred to above are as follows:
(i)    No Default or Event of Default under this Agreement or any of the other Loan Documents has occurred and is continuing.
(ii)    For each of two consecutive fiscal quarters ending on or after December, 2013, the ratio of (A) the amount of EBITDAR/Management Fee Adjusted for Operator for such quarter, to (B) the total amount of principal and interest required to be paid on the Loan for such quarter, shall be not less than 1.35 to 1.00, determined based on financial statements of Operator delivered to Lender in accordance with Section 7.4 of this Agreement and a certificate delivered to Lender containing a correct computation of such ratio and certified as true and correct by a financial officer of Operator.
(c)    When both of the following conditions have been satisfied, the Debt Service Reserve Account shall no longer be required, and Borrower shall be entitled to withdraw from the Debt Service Reserve Account the entire remainder of the funds on deposit therein. The conditions referred to above are as follows:
(i)    No Default or Event of Default under this Agreement or any of the other Loan Documents has occurred and is continuing.
(ii)    For each of two consecutive fiscal quarters ending after the fiscal quarters for which Borrower satisfies the condition set forth in Section 3.7(b)(ii) above, the ratio of (A) the amount of EBITDAR/Management Fee Adjusted for Operator for such quarter, to (B) the total amount of principal and interest required to be paid on the Loan for such quarter, shall be not less than 1.35 to 1.00, determined based on financial statements of Operator delivered to Lender in accordance with Section 7.4 of this Agreement and a certificate delivered to Lender containing a correct computation of such ratio and certified as true and correct by a financial officer of Operator.
Section 7.    Change in Distribution Provisions. Section 7.11(c) of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby further modified and amended in its entirety to read as follows effective as of the date of this Agreement, with the existing Section 7.11(c) of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods prior to the date of this Agreement:
(c)    Borrower shall not at any time make any Distribution which is in violation of any of the following provisions:
(i)    On and after November 8, 2013, Borrower shall not, directly or indirectly, at any time make any Distribution until such time as the conditions for the withdrawal of the remainder of the funds on deposit in the Debt Service Reserve Account which are provided for in Section 3.7(c) of this Agreement have been satisfied. For purposes of this subparagraph, such conditions shall be deemed to have been “satisfied” at such time as the condition set forth in Section 3.7(c)(i) of this Agreement is satisfied and Borrower has delivered to Lender the financial statements and certificate which are required by Section 3.7(c)(ii) of this Agreement.
(ii)    If any Default or Event of Default shall occur and be continuing under this Agreement or any of the other Loan Documents, Borrower shall not, directly or indirectly, make any Distribution.
(iii)    Borrower shall not, directly or indirectly, at any time make any Distribution that would cause its cash and cash equivalents remaining after such Distribution to be less than an amount equal to the aggregate of (A) the total amount of the security and other deposits received by Borrower from tenants of its Project, (B) the total amount of accrued but unpaid real estate taxes on its Project, based on the last full year tax bill or bills received by Borrower, minus any amount held in a real estate tax escrow by Lender, and (C) a reasonable working capital reserve.
Section 8.    Change in Minimum Fixed Charge Coverage Ratio Requirement.  Section 7.15 of the Loan Agreement, as modified and amended by the Previous Modification, is hereby modified and amended by adding the following provisions at the end of such Section:
Notwithstanding the foregoing provisions of this Section, Borrower shall not be required to comply with the financial covenant set forth in this Section for the fiscal quarter ending September, 2013, or for any fiscal quarter thereafter, until the fiscal quarter during which the conditions for the withdrawal of the remainder of the funds on deposit in the Debt Service Reserve Account which are provided for in Section 3.7(c) of this Agreement have been satisfied, and commencing with the fiscal quarter in which such conditions are satisfied and for each fiscal quarter thereafter, Borrower shall be required to comply with the financial covenant set forth in this Section. For purposes of the foregoing provisions, such conditions shall be deemed to have been “satisfied” at such time as the condition set forth in Section 3.7(c)(i) of this Agreement is satisfied and Borrower has delivered to Lender the financial statements and certificate which are required by Section 3.7(c)(ii) of this Agreement.

Section 9.    Change in Minimum EBITDAR of Operator. Section 7.16 of the Loan Agreement, as modified and amended by the Previous Modifications, is hereby modified and amended in its entirety to read as follows effective for the fiscal quarter ended September 30, 2013, and subsequent fiscal quarters, with the existing Section 7.16 of the Loan Agreement, as modified and amended by the Previous Modifications, to continue to be effective for periods ended prior to the fiscal quarter ended September 30, 2013:
7.16    Minimum EBITDAR of Operator. It is a condition of this Agreement and the Loan that the EBITDAR/Management Fee Adjusted for Operator for each fiscal quarter set forth in the table below, shall be not less than the amount set forth opposite such quarter in the table below:

Fiscal Quarters Ending	Minimum EBITDAR for Operator
September 30, 2013	No Requirement
December, 2013	$215,000
March, 2014	$250,000
June, 2014	$310,500
September, 2014 and Each Fiscal Quarter Thereafter	$358,350

Section 10.    Additional AdCare Covenants and Agreements.
(a)    AdCare hereby covenants and agrees with the Lender that within 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2013, AdCare will make a loan to the Operator in an amount which is not less than the amount of any loss incurred by the Operator during the immediately preceding fiscal quarter, as shown on an income statement of the Operator furnished to Lender pursuant to Section 7.4(a)(iii) of the Loan Agreement. Such loans made by AdCare as required by this Section shall be reflected in the “due to affiliated entities” account on AdCare’s balance sheet furnished to Lender pursuant to Section 7.4(a)(vi) of the Loan Agreement. Any failure by AdCare to comply with the foregoing provisions of this Section shall constitute an Event of Default under the Loan Agreement.
(b)    AdCare hereby covenants and agrees with the Lender that any and all present and future debts and obligations of the Operator to AdCare hereby are subordinated to any and all claims of the Lender against the Operator.
(c)    The Documents, as modified and amended by the Previous Modifications, are hereby modified and amended to incorporate the foregoing provisions of this Section.
Section 11.    Representations and Warranties. The term “Signing Entity” as used in this Section means any entity (other than a Borrower/Guarantor Party itself) that appears in the signature block of any Borrower/Guarantor Party in this Agreement, any of the Documents or the Previous Modifications, if any. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby represent and warrant to Lender as follows as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement:
(a)    Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby.
(b)    AdCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party and the Previous Modifications, and to perform and consummate the transactions contemplated hereby and thereby.
(c)    Operator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and duly registered to transact business and in good standing in the state of Arkansas. Operator has full power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement and each of the Documents to which it is a party and to perform and consummate the transactions contemplated hereby and thereby.
(d)    Each Signing Entity is duly organized, validly existing and in good standing under the laws of the State in which it is organized, has all necessary power and authority to carry on its present business, and has full right, power and authority to execute this Agreement, the Documents and the Previous Modifications in the capacity shown in each signature block contained in this Agreement, the Documents and the Previous Modifications in which its name appears, and such execution has been duly authorized by all necessary legal action applicable to such Signing Entity.
(e)    This Agreement, each of the Documents and the Previous Modifications have been duly authorized, executed and delivered by such of the Borrower/Guarantor Parties as are parties thereto, and this Agreement, each of the Documents and the Previous Modifications constitute a valid and legally binding obligation enforceable against such of the Borrower/Guarantor Parties as are parties thereto. The execution and delivery of this Agreement, the Documents and the Previous Modifications and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the organizational documents of any Borrower/Guarantor Party or any Signing Entity, or any agreement or other instrument to which any of the Borrower/Guarantor Parties or any Signing Entity is a party, or by which any of them is bound, or to which any of their respective properties are subject, or any existing law, administrative regulation, court order or consent decree to which any of them is subject.
(f)    The Borrower/Guarantor Parties are in full compliance with all of the terms and conditions of the Documents to which they are a party and the Previous Modifications, and no Default or Event of Default has occurred and is continuing with respect to any of the Documents or the Previous Modifications.
(g)    There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or any of the Documents or the Previous Modifications, or questioning the validity thereof, or in any way contesting the existence or powers of any of the Borrower/Guarantor Parties or any Signing Entity, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or any of the Documents or the Previous Modifications, or would result in any material adverse change in the financial condition, properties, business or operations of any of the Borrower/Guarantor Parties.
(h)    The statements contained in the Recitals to this Agreement are true and correct.
Section 12.    Documents to Remain in Effect; Confirmation of Obligations; References. The Documents shall remain in full force and effect as originally executed and delivered by the parties, except as previously modified and amended by the Previous Modifications and as expressly modified and amended herein. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby (i) confirm and reaffirm all of their obligations under the Documents, as previously modified and amended by the Previous Modifications and as modified and amended herein; (ii) acknowledge and agree that Lender, by entering into this Agreement, does not waive any existing or future default or event of default under any of the Documents, or any rights or remedies under any of the Documents, except as expressly provided herein; (iii) acknowledge and agree that Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents; and (iv) acknowledge and agree that they do not have any defense, setoff or counterclaim to the payment or performance of any of their obligations under, or to the enforcement by Lender of, the Documents, as previously modified and amended by the Previous Modifications and as modified and amended herein, including, without limitation, any defense, setoff or counterclaim based on the covenant of good faith and fair dealing. All references in the Documents to any one or more of the Documents, or to the “Loan Documents,” shall be deemed to refer to such Document, Documents or Loan Documents, as the case may be, as previously modified and amended by the Previous Modifications and as modified and amended by this Agreement. Electronic records of executed documents maintained by Lender shall be deemed to be originals thereof.
Section 13.    Certifications, Representations and Warranties. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby certify, represent and warrant to Lender that all certifications, representations and warranties contained in the Documents and the Previous Modifications and in all certificates heretofore delivered to Lender are true and correct as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement, and all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement.
Section 14.    Entire Agreement; No Reliance. This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than as are herein set forth. The Borrower/Guarantor Parties acknowledge that they are executing this Agreement without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.
Section 15.    Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.
Section 16.    Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
Section 17.    Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto.
Section 18.    Construction.
(a)    The words “hereof,” “herein,” and “hereunder,” and other words of a similar import refer to this Agreement as a whole and not to the individual Sections in which such terms are used.
(b)    References to Sections and other subdivisions of this Agreement are to the designated Sections and other subdivisions of this Agreement as originally executed.

(c)    The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.
(d)    Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.
(e)    The Borrower/Guarantor Parties and Lender, and their respective legal counsel, have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.
Section 19.    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. An electronic record of this executed Agreement maintained by Lender shall be deemed to be an original.
Section 20.    Governing Law. This Agreement is prepared and entered into with the intention that the law of the State of Illinois shall govern its construction and enforcement, except that insofar as this Agreement relates to a Document which by its terms is governed by the law of the State of Arkansas, this Agreement shall also be governed by the law of the State of Arkansas.

[SIGNATURE PAGE(S) AND EXHIBIT(S),
IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Little Rock HC&R Property Holdings, LLC

By	/s/ Ronald W. Fleming
Ronald W. Fleming, Manager

ADCARE HEALTH SYSTEMS, INC.

By	/s/ Ronald W. Fleming
Ronald W. Fleming, Secretary and Chief Financial Officer

LITTLE ROCK HC&R NURSING, LLC

By	/s/ Ronald W. Fleming
Ronald W. Fleming, Authorized Signatory

THE PRIVATEBANK AND TRUST COMPANY

By	/s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

EXHIBIT A

LEGAL DESCRIPTION

Commonly known as 5720 West Markham Street, Little Rock, Pulaski County, Arkansas, improved with a skilled nursing facility containing 154 beds, and known as Little Rock Healthcare and Rehab a/k/a West Markham Sub Acute and Rehabilitation Center and legally described as follows:

Lot 13, Except the South 25 feet thereof; the West 10 feet of the South 30 feet and the North 20 feet of Lot 9; the West 10 feet of Lots 10, 11 and the North one half of Lot 12, and all of Lots 8, 14, 15, 16, 17 and 18, all in Block 2 of Strong & Waters Addition to the City of Little Rock, Pulaski County, Arkansas. Also a strip of ground formerly platted as an alley being 15 feet wide and lying immediately East of and contiguous to the North one-half of Lots 13 and 14, 15, 16 and 17 and a 7.5 foot strip lying immediately East of and contiguous to Lot 18, all in Block 2, Strong & Waters Addition to the City of Little Rock, Pulaski County, Arkansas, which was closed by Ordinance No. 10,127, a certified copy of which is recorded in Book 600 at page 631 and Ordinance No, 11,645, a certified copy of which is recorded in Book 933 page 557, records of Pulaski County, Arkansas.